As filed with the Securities and Exchange Commission on February 11, 2000.
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                            Vitria Technology, Inc.
               (Name of Registrant as specified in its charter)

            Delaware                              7372                          77-0386311
(State or other jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)        Classification Code Number)         Identification Number)

                              945 Stewart Drive
                             Sunnyvale, CA 94086
                               (408) 212-2700

        (Address, including zip code and telephone number of principal executive office and principal place of business)
                              JoMei Chang, Ph.D.
                     President and Chief Executive Officer
                            Vitria Technology, Inc.
                              945 Stewart Drive
                              Sunnyvale, CA 94086
                                (408) 212-2700
           (Name, address and telephone number of agent for service)
                                  Copies to:
         Eric C. Jensen, Esq.                    Jose F. Macias, Esq.
         Cooley Godward LLP                 Wilson Sonsini Goodrich & Rosati
        Five Palo Alto Square                 Professional Corporation
         3000 El Camino Real                     650 Page Mill Road
     Palo Alto, California 94036                 Palo Alto, CA 94304
           (650) 843-5000                          (650) 493-9300

                             ____________________

     Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

                             ____________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, please check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [X]   333-95319
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==========================================================================================================================
                                                    CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                       Proposed Maximum       Proposed Maximum
Title of Securities to be            Amount to be      Offering Price         Aggregate Offering          Amount of
Registered                           Registerd(1)      Per Share(2)           Price(2)                 Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value......   747,500           $120.00               $ 89,700,000             $23,680.80
==========================================================================================================================

(1) Includes 97,500 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
================================================================================

                               EXPLANATORY NOTE

     This registration statement relates to the public offering of common stock of Vitria Technology, Inc. contemplated by a Registration Statement on Form S-1 (SEC File No. 333-95319), as amended (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in the public offering by 747,500 shares, including up to 97,500 additional shares that may be sold pursuant to the Underwriter's over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                       1.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 11th day of February, 2000.

                                   Vitria Technology, Inc.

                                   By:   /s/ JoMei Chang, Ph.D.
                                        -----------------------------------
                                        JoMei Chang, Ph.D.
                                        President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

       SIGNATURE                            TITLE                                              DATE
       ---------                            -----                                              ----
       /s/ JoMei Chang, Ph.D.               President, Chief Executive Officer and Director    February 11, 2000
-----------------------------------
JoMei Chang, Ph.D.                          (Principal Executive Officer)


       /s/ Paul R. Auvil, III               Vice President, Finance,                           February 11, 2000
-----------------------------------
Paul R. Auvil, III                          Chief Financial Officer and Secretary
                                            (Principal Financial and Accounting Officer)


       *                                    Chief Technology Officer and Director              February 11, 2000
-----------------------------------
M. Dale Skeen, Ph.D.


       *                                    Director                                           February 11, 2000
-----------------------------------
Robert M. Halperin


       *                                    Director                                           February 11, 2000
-----------------------------------
William H. Younger, Jr.


       *                                    Director                                           February 11, 2000
-----------------------------------
John L. Walecka


*By:  /s/ Paul R. Auvil, III
     -------------------------------
     Paul R. Auvil, III
     Attorney-in-Fact

                                       2.

                                 EXHIBIT INDEX

  Exhibit
  Number                          Description of Document
  -------                         -----------------------
  1.1*     Form of Underwriting Agreement.
  5.1      Opinion of Cooley Godward LLP.
  23.1     Consent of PricewaterhouseCoopers LLP.
  23.2     Consent of Cooley Godward LLP. (See Exhibit 5.1)
  24.1*    Power of Attorney.

-------------------------------
* Incorporated by reference from the Registration Statement on Form S-1, as amended (SEC File No. 333-95319).

                                       1.